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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

THE COMPANY OR ONE OF ITS WHOLLY-OWNED SUBSIDIARIES BENEFICIALLY OWNS THE FOLLOWING PERCENT OF THE OUTSTANDING CAPITAL STOCK, VOTING SECURITIES AND INTERESTS OF EACH OF THE CORPORATIONS AND LIMITED PARTNERSHIPS LISTED BELOW.

                                                 STATE OR OTHER
                                                 JURISDICTION OF      PERCENT
NAME                                              INCORPORATION        OWNED
----                                             ---------------      -------
City Bank                                             Hawaii          100.0%
     Citibank Properties, Inc.                        Hawaii           97.7%
     ISL Capital Corporation                        California        100.0%
     ISL Financial Corp.                             Virginia         100.0%
     Pacific Access Mortgage, LLC                     Hawaii           50.0%
Datatronix Financial Services, Inc.                   Hawaii          100.0%
O.R.E., Inc.                                          Hawaii          100.0%

All subsidiaries were included in the consolidated financial statements of the Registrant.